                                                                     Exhibit 5.1

                               February 14, 2000


Board of Directors
The AES Corporation
1001 North 19th Street
Arlington, Virginia  22209

Ladies and Gentlemen:

     We have acted as counsel to The AES Corporation, a Delaware corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 1,000,000 shares of the Corporation's common stock (the "Common Stock"), pursuant to the terms of the Employees' Savings Plan of Central Illinois Light Company (the "Plan").

     In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, the By-laws of the Corporation, as amended, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the Common Stock, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    BUCHANAN INGERSOLL
                                    PROFESSIONAL CORPORATION


                                    By:  /s/  James J. Barnes
                                       _____________________________
                                             James J. Barnes